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                                AMENDED AND RESTATED

                             INVESTORS' RIGHTS AGREEMENT


       This Amended and Restated Investors' Rights Agreement (the
"Agreement") is entered into as of May 19, 1998, by and between Healtheon Corporation, a Delaware corporation (the "Company") and the persons and entities listed on Schedules A and B hereto.

       WHEREAS, the Company and certain of the persons and entities listed on Schedules A and B hereto entered into certain Securities Purchase Agreements during the period from January 26, 1996 through December __, 1997 (the "Securities Purchase Agreements") pursuant to which the Company sold and issued to such persons and entities (the "Healtheon Investors") shares of its Common Stock and Series A, Series B, Series C and Series D Preferred Stock and issued certain warrants with respect thereto; and

       WHEREAS, in order to induce the Healtheon Investors to invest funds in the Company pursuant to the Securities Purchase Agreements, the Company and the Healtheon Investors entered into certain Investors' Rights Agreements pursuant to which the Company granted certain rights to the Healtheon Investors; and

       WHEREAS, the Company entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with ActaMed Corporation ("ActaMed") dated February 24, 1998, in connection with the acquisition of ActaMed by the Company (the "Merger"), pursuant to which the Company will issue and exchange
0.6272 shares of Company Common Stock for each share of ActaMed Capital Stock outstanding at the time the Merger is consummated; and

       WHEREAS, as a condition to closing of the Merger, the Healtheon Investors have agreed to convert all of their shares of Original Preferred Stock and warrants to acquire Original Preferred Stock into Common Stock and warrants to acquire Common Stock; and

       WHEREAS, certain shareholders of ActaMed Capital Stock listed on Schedules A and B hereto possess certain registration and other rights with respect to their shares of ActaMed Capital Stock, and desire to maintain certain rights following the Merger with respect to their shares of Company Common Stock (the "ActaMed Holders"); and

       WHEREAS, pursuant to the Merger Agreement, in order to induce the ActaMed Holders to approve the Merger, the Company and the ActaMed Holders have entered into this Agreement.

       NOW, THEREFORE, in consideration of the premises, covenants, and conditions set forth herein, the parties agree as follows:

1.     REGISTRATION RIGHTS.  The parties covenant and agree as follows:

       1.1    DEFINITIONS.  For purposes of this Agreement:

              (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document.

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              (b)    The term "Registrable Securities" means (i) the
Company's Common Stock issued pursuant to the Securities Purchase Agreements,
(ii) the Company's Common Stock issued upon conversion of the Original Preferred Stock and issued upon the exercise of the warrants issued in substitution for the Series B Preferred Stock Warrants (together, the "Conversion Stock"), (iii) the Company's Common Stock issued to the ActaMed Holders pursuant to the Merger Agreement (the "Merger Stock"), and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, Conversion Stock and Merger Stock described in (i), (ii) and (iii), excluding in all cases, however, (A) any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned or (B) shares of any Registrable Securities that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

              (c) The number of shares of "Registrable Securities then outstanding" shall be equal to the sum of (i) the number of shares of Common Stock outstanding that are Registrable Securities and (ii) the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are exercisable or convertible into Registrable Securities.

              (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any transferee or assignee thereof in accordance with Section 1.14 hereof.

              (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

              (f) The term "Initial Public Offering" means the first sale of Common Stock of the Company to the public effected pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock plan, stock purchase or similar plan or a SEC Rule 145 transaction) filed with, and declared effective by, the SEC under the Act on Form S-1 (or any subsequently adopted similar form).

              (g) The term "Original Preferred Stock" shall mean the Series A Preferred Stock and the Series A-1 Preferred Stock (including Series A-2, Series A-3, etc.); the Series B Preferred Stock and the Series B-1 Preferred Stock (including Series B-2, Series B-3, etc.); the Series C Preferred Stock and the Series C-1 Preferred Stock (including Series C-2, Series C-3, etc.), and the Series D Preferred Stock and the Series D-1 Preferred Stock (including Series D-2, Series D-3, etc.) of the Company issued and sold to pursuant to the Securities Purchase Agreements or upon the exercise of the Series B Preferred Stock Warrants.

              (h) The term "Principal Holder" shall mean each Holder which, together with its affiliated entities, holds at least two hundred and fifty thousand (250,000) shares of Registrable Securities.

       1.2    REQUEST FOR REGISTRATION.

              (a) If the Company shall receive at any time after the earlier of (i) January 26, 2001, or (ii) twelve (12) months after consummation of the Company's Initial Public Offering, a written request from the Holders of forty percent (40%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities with an aggregate gross offering price of at least ten million dollars ($10,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), effect as soon as practicable, and in any event shall use its best efforts to effect within one hundred twenty (120) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request

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to be registered within twenty (20) days of the mailing of such notice by the
Company.

              (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this
Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter or underwriters will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities requesting to be included in the underwriting, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders requesting to be included in the underwriting, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, including, without limitation, any shares offered by the Company, are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the managing underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of Shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) Shares.

              (c) The Company is obligated to effect only one (1) registration pursuant to this Section 1.2 (counting for this purpose only registrations that have been declared or ordered effective and pursuant to which Registrable Securities have been sold).

              (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this
Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and that it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may defer its obligations for this reason only once in any twelve (12) month period.

              (e) Notwithstanding anything to the contrary in this Section 1.2, the Company shall not be obligated to take an action to effect such registration pursuant to this Section 1.2 for a period of six (6) months following the effective date of a registration statement previously filed by the Company (other than a registration of securities in a SEC Rule 145 transaction or with respect to an employee benefit plan).

              (f)    If any registration statement prepared pursuant to this
Section 1.2 is not filed or does not become effective or fails to close as a result of the decision of the Initiating Holders or any underwriter designated by them, the obligation of the Company to prepare and file a registration statement at the request of such Initiating Holders shall nevertheless have been satisfied unless such Initiating Holders shall reimburse the Company for its registration expenses set forth in Section 1.6 herein incurred in connection with the preparation and filing of such registration statement. If the registration statement otherwise fails to become effective or fails to close, the registration rights of the Holders provided in Section 1.2 shall remain fully available as if the registration had not been requested by the Initiating Holders.

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       1.3    COMPANY REGISTRATION.  If (but without any obligation to do so)
(i) the Company proposes to register any of its Common Stock or other securities under the Act in connection with a public offering of such securities solely for cash (including a registration effected by the Company for stockholders other than the Holders, but not including a registration relating solely to the Company's employee benefit plans, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), and (ii) the Company has consummated its Initial Public Offering, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

       1.4    OBLIGATIONS OF THE COMPANY.  Whenever required pursuant to this
Section 1 to effect the registration of any Registrable Securities, the Company shall perform the following obligations as expeditiously as reasonably possible:

              (a) The Company shall prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, to keep such registration statement effective for up to one hundred twenty (120) days.

              (b) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

              (c) If requested by a selling Holder which holds at least five percent (5%) of the Registrable Securities then outstanding, the Company shall provide the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of
Section 2(11) of the Securities Act), if any, of the shares being sold and counsel for such underwriters and not more than one counsel for all of such selling Holders (which counsel shall be subject to approval by the Company, such approval not to be unreasonably withheld) the opportunity to participate in the preparation of the registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto; and make available for inspection by such underwriters and the applicable counsel such financial and other information, books and records of the Company and cause the officers, directors and employees of the Company and counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the opinion of respective counsel to such selling Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act.

              (d) The Company shall promptly notify (in writing, if so requested) the selling Holders and the underwriters, if any, (i) when the registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective, (ii) request by the Commission for amendments or supplements to the registration statement or the prospectus, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt of the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

              (e) The Company shall, if requested by the managing underwriter or underwriters or by selling Holders, promptly incorporate in a prospectus, prospectus supplement or post-effective amendment such

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information or such managing underwriter or underwriters as such selling
Holders specify should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number or amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus, prospectus supplement or post-effective amendment, provided that the Company and its counsel are reasonably satisfied that such additional information does not constitute an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

              (f) The Company shall furnish to the Holders such numbers of copies of the prospectus, including a prospectus subject to completion, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              (g) The Company shall use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (h) The Company shall prepare and file with the applicable exchange or securities market an appropriate listing application with respect to the Registered Securities.

              (i) In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              (j) The Company shall notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (k) Notwithstanding the foregoing, the Company shall have no obligation with respect to any registration requested pursuant to Sections
1.2 or 1.13 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.13(b)(ii), as applicable.

       1.5    OBLIGATIONS OF THE HOLDERS.

              (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

              (b) In the event of any underwritten public offering, each Holder participating in such

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underwriting shall enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter of such offering.

       1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders not to exceed twenty five thousand dollars ($25,000), shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for expenses of any registration proceeding begun under
Section 1.2, the request for which has been subsequently withdrawn by the Holders of a majority of the Registrable Securities or is not completed due to failure to meet the gross offering price requirement set forth in such section unless Holders representing a majority of Registrable Securities agree to forfeit their right to a registration under Section 1.2, provided however, that if at the time of such withdrawal by the Holders of a majority of the Registrable Securities, the Holders have learned of a material adverse change in the operating results, financial condition or business of the Company from that known to the Holders at the time of the request and have withdrawn the request with promptness following disclosure by the Company of such material adverse change.

       1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.14), including (without limitation) all registration, filing, and qualification fees, fees and disbursements of Company counsel, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders not to exceed twenty five thousand dollars ($25,000), but excluding underwriting discounts and commissions relating to Registrable Securities.

       1.8    UNDERWRITING REQUIREMENTS.

              (a) In connection with any offering involving an underwriting of shares of the Company's Common Stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the managing underwriter determines in its sole discretion will not, due to marketing factors, jeopardize the success of the offering by the Company.

              (b) If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering (excluding an offering effected pursuant to Section 1.2) exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders requesting inclusion in such registration according to the total amount of securities entitled to be included therein owned by each such Holder on a pro rata basis); provided, however, that any such limitation or "cut-back" shall be first applied to all shares proposed to be sold in such offering, other than for the account of the Company, which are not Registrable Securities. In no event shall any securities of the Company be excluded from such registration prior to the cut back of all shares proposed to be sold in such offering by the stockholders of the Company.

       1.9 WITHDRAWAL RIGHTS AND REALLOCATION. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriters. If such Holder's shares are withdrawn from registration, or if the number of shares of Registrable

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Securities was previously reduced due to marketing factors, the Company shall offer to all Holders retaining the right to include securities in the registration the right to include additional Registrable Securities in the registration, with such shares being allocated on a pro rata basis among the Holders of Registrable Securities.

       1.10 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

       1.11 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and general partners of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each of which is referred to herein as a "Violation"):

                     (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any prospectus subject to completion or final prospectus contained therein or any amendments or supplements thereto;

                     (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                     (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws. In addition, the Company will promptly reimburse each such Holder, officer, director or general partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them, on an as-incurred basis, in connection with investigating or defending any such loss, claim, damage, liability, or action.

       Notwithstanding the foregoing, the indemnity provisions contained in this Section 1.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that results from reliance upon written information furnished expressly for use in connection with such registration by any such Holder, officer, director, general partner, underwriter or controlling person.

              (b) To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any Holder selling securities in such registration statement or any of its directors, officers or general partners or each person, if any, who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company (or any director, officer, controlling person), or underwriter (or controlling person), or Holder (or director, officer, general partner or controlling person thereof) may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation results from reliance upon written information furnished by such Holder expressly for use in connection with such


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registration.

       Each such Holder will promptly reimburse any legal or other expenses reasonably incurred, on an as-incurred basis, by the Company (or any director, officer, controlling person), underwriter (or controlling person), Holder (or any director, officer, general partner, or controlling person thereof) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld.

       Notwithstanding the foregoing, the liability of each Holder under this
Section 1.11(b) shall be limited to an amount equal to the aggregate proceeds of the shares sold by such Holder in the offering pursuant to which the Violation is claimed to have occurred, unless such liability arises out of or is based on willful misconduct of such Holder.

              (c) Within a reasonable time after receipt by an indemnified party of notice of the commencement of any action (including any governmental action) under this Section 1.11, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 1.11, deliver to the indemnifying party a written notice of the commencement thereof. Such indemnifying party shall have the right to participate in and subject to the consent of the indemnified party, which consent shall not be unreasonably withheld, the indemnifying party shall have the right to enter into settlement of such action, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of such action with counsel approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that the indemnified party shall cooperate with the indemnifying party, and that if representation of an indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, such indemnified party shall have the right to retain its own counsel, with the reasonable fees and reasonable expenses to be paid by the indemnifying party.

       The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if such failure is prejudicial to the indemnifying party, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.11 to the extent such party is prejudiced. However, the omission of the indemnified party to deliver such written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.11.

              (d) If the indemnification provided for in this Section 1.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability, or action referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the violation of law or the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to acts of or information supplied by the indemnifying party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.11(d) were determined by pro rata allocation (even if the selling Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take

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account of the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligations of each selling Holder exceed the amount of proceeds received by such selling Holder from the date of his, her or its Registrable Securities covered by the registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              (f) The obligations of the Company and of the Holders under this Section 1.11 shall survive the conversion, if any, of the Series A Preferred and the completion of any offering of Registrable Securities in a registration statement under this Section 1 or otherwise.

       1.12 REPORTS UNDER THE 1934 ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees:

              (a) to make and keep public information available, as those terms are defined under SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

              (b) use its best efforts to file with the SEC all reports and other documents required of the Company under the Act and the 1934 Act (at any time after it has become subject to such reporting requirements) in a timely manner; and

              (c) to furnish to any Holder, so long as such Holder owns Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the Company's most recent annual or quarterly report and (iii) such other information as may be reasonably requested by such Holder in order to avail itself of any rule or regulation of the SEC that permits the selling of any such securities without registration.

       1.13 FORM S-3 REGISTRATION. At any time following the second anniversary of the Company's Initial Public Offering, in case the Company shall receive from any Holder or Holders holding a written request that the Company effect a registration on Form S-3 or any successor form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall comply with the following obligations:

              (a) The Company shall promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of paragraph (b) of Section 1.2 hereof shall be applicable to each such registration initiated under this Section 1.13.

              (b) As soon as practicable, the Company shall effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.13 if: (i) the Company has previously effected three (3) registrations pursuant to this Section 1.13,
(ii) Form S-3 is not available for such offering by the Holders; (iii) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000); (iv) the Company furnishes to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty
(120) days after receipt of the request of the Holder or Holders under this
Section 1.13, notwithstanding the foregoing, the Company shall not have the right to exercise this right more than twice in any twelve (12) month period;
(v) the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 1.13; (vi) the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance in a particular jurisdiction; or (vii) a registration statement respecting securities of the Company has been declared effective within one hundred eighty (180) days of such request.

              (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with the registrations requested pursuant to this Section 1.13, including (without limitation) all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the selling Holder or Holders and any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the selling Holder or Holders. Registrations effected pursuant to this Section 1.13 shall not be counted as demands for registration effected pursuant to Section 1.2.

       1.14 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities granted under this Section 1 may be assigned by a Holder to a transferee or assignee who acquires two hundred fifty thousand (250,000) shares (as adjusted for stock splits, combinations, dividends and the like) of the Registrable Securities held by such Holder, provided the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such proposed transferee or assignee and the securities with respect to which such registration rights are being assigned; provided further that such assignment shall be effective only if the transferee enters into a written agreement providing that such transferee shall be bound by the provisions of Section 1 of this Agreement. Notwithstanding the foregoing or any other provision contained herein to the contrary, the right to cause the Company to register Registrable Securities may be assigned by a Holder to any constituent partner of a partnership Holder and any affiliate, subsidiary or parent of a corporate Holder provided that such transferee agrees in writing to be bound by the terms and conditions of this Agreement.

       1.15   "MARKET STAND-OFF" AGREEMENT.

       Each Holder hereby agrees that it shall not, to the extent specified by the Company and an underwriter of Common Stock (or other securities) of the Company, sell, offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company (other than securities already registered) during a reasonable and customary period of time not to exceed one hundred and eighty (180) days, as agreed to by the Company and the underwriters, following the effective date of the Company's Initial Public Offering; provided, however, that all officers and directors of the Company enter into similar agreements.

       In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one hundred and eighty (180) day period.

       1.16 TERMINATION OF THE COMPANY'S OBLIGATIONS. The rights to cause the Company to register securities granted to Holders pursuant to Sections
1.2 and 1.3 shall terminate as to any Holder at such time as the Holder has the ability to sell all of the Registrable Securities owned by such stockholder under SEC Rule 144 within a three (3) month period.

       1.17 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant rights to have securities other than Registrable Securities registered under the Act that are PARI PASSU or senior to the registration rights granted herein.

2.     COVENANTS.

       2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, furnish to each Principal Holder a consolidated profit and loss statement for such fiscal year, a consolidated balance sheet of the Company and a consolidated statement of stockholders' equity as of the end of such year, and a consolidated statement of cash flows for such year, such year-end financial reports to be prepared in accordance with generally accepted accounting principles and audited and certified by independent public accountants of nationally recognized standing selected by the Company. In the event that the Company is involved in a material corporate transaction which is likely to have an effect on the Company's financial reports, the Company shall have an additional thirty (30) days in order to fulfill its obligations hereunder.

       2.2 DELIVERY OF QUARTERLY FINANCIAL STATEMENTS. The Company shall, as soon as practicable, but in no event within forty-five (45) days after the end of each fiscal quarter of the Company (except for the fiscal quarter ending December 31 of each year) furnish to each Principal Holder a consolidated profit and loss statement for such quarter and year-to-date, a consolidated balance sheet of the Company and a consolidated statement of cash flows for such quarter and year-to-date prepared in accordance with generally accepted accounting principles consistently applied. In the event that the Company is involved in a material corporate transaction which is likely to have an effect on the Company's financial reports, the Company shall have an additional thirty (30) days in order to fulfill its obligations hereunder.


       2.3 DELIVERY OF MONTHLY FINANCIAL STATEMENTS. The Company shall furnish each Principal Holder upon request (commencing with the month ending July 31, 1998), within thirty (30) days of the end of each month, an unaudited consolidated profit and loss statement, consolidated statement of cash flows and consolidated balance sheet for and as of the end of such month, and comparison to year-end results (if any). In the event that the Company is involved in a material corporate transaction which is likely to have an effect on the Company's financial reports, the Company shall have an additional thirty (30) days in order to fulfill its obligations hereunder.

       2.4 LIMITATION ON INFORMATION RIGHTS. The rights to receive financial information set forth in Sections 2.1, 2.2 and 2.3 above may be assigned by each Principal Holder to a subsequent transferee or assignee of at least two hundred fifty thousand (250,000) shares (as adjusted for stock splits, combinations, dividends and the like) of such Principal Holder's Registrable Securities, provided that the transferee or assignee of such rights is not deemed by the Board of Directors, in its reasonable judgment, to be a current or potential competitor of the Company. Notwithstanding the foregoing or any other provision contained herein to the contrary, the information rights contained in Section 2.1, 2.2 and 2.3 above may be assigned by a Holder to any constituent partner of a partnership Holder or any affiliate, subsidiary or parent of a corporate Holder provided that such transferee agrees in writing to be bound by the terms and conditions of this Agreement.

       2.5 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Principal Holder, the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.5) which the Company may, from time to time, propose to sell and issue after the date hereof. A Principal Holder's pro rata share, for purposes of this right of first refusal, is the ratio of (i) the number of shares of Registrable Securities held by such Principal Holder; and (ii) the total number of shares of Registrable Securities then outstanding. This right of first refusal shall be subject to the following provisions:

              (a) "New Securities" shall mean any capital stock (including Common Stock and/or preferred stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issued upon conversion of the any preferred stock; (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own not less than fifty-one percent (51%) of the voting power of such business entity or business segment of any such entity; (iii) any borrowing, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided that such borrowing does not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (iv) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (v) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person and is for purposes other than equity financing of the Company; (vi) securities issued in connection with one or more strategic development, licensing or technology transactions, up to an aggregate of three million (3,000,000) shares of Company capital stock or rights to purchase Company capital stock pursuant to all transactions pursuant to this subsection (vi); (vii) up to one million three hundred thirty-six thousand four hundred twenty-two (1,336,422) shares of Company common stock to be issued to SmithKline Beechham Clinical Laboratories, Inc.(SBLC), issued pursuant to the First Amendment to the Asset Purchase Agreement dated December 31, 1997 between SBLC and ActaMed; (viii) securities issued in a firm commitment underwritten public offering pursuant to a registration under the Act; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company so long as such issuance results in adjustments to the conversion rate under the Restated Certificate of Incorporation of the Company with respect to any preferred stock; and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

              (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Principal Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Principal Holder shall have fifteen (15) days after any such notice is effective to agree to purchase up to such Principal Holder's pro rata share, as the case may be, of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

              (c) In the event the Principal Holders fail to exercise the right of first refusal, in full or in part, within said fifteen (15)-day period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities respecting which the Principal Holders' right of first refusal option set forth in this Section 2.4 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Principal Holders pursuant to Section 2.5(b). In the event the Company has not sold within said 60-day period or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Principal Holders in the manner provided in

Section 2.5(b) above.

              (d) The right of first refusal set forth in this Section 2.5 may be assigned by a Principal Holder to a transferee or assignee who acquires two hundred and fifty thousand (250,000) shares (as adjusted for stock splits, combinations, dividends and the like) of such Principal Holder's Conversion Stock or such Principal Holder's Merger Stock, as the case may be, provided, the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such proposed transferee or assignee and the securities with respect to which such rights of first refusal are being assigned; provided further that such assignment shall be effective only if the transferee enters into a written agreement providing that such transferee shall be bound by the provisions of
Section 2.5 of this Agreement. Notwithstanding the foregoing or any other provision contained herein to the contrary, the right of first refusal may be assigned by a Principal Holder to any constituent partner of a partnership Principal Holder and any affiliate, subsidiary or parent of a corporate Principal Holder provided that such transferee agrees in writing to be bound by the terms and conditions of this Agreement.

       2.6 TERMINATION OF COVENANTS. Unless terminated earlier, the covenants set forth in these Sections 2.1, 2.2, 2.3 and 2.5 shall terminate and be of no further force or effect upon the consummation of the Company's Initial Public Offering.

3.     MISCELLANEOUS.

       3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

       3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto (including transferees of any shares of Registrable Securities sold under their respective stock purchase agreements).

       3.3 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

       3.4 SEVERABILITY. Any invalidity, illegality, or limitation of the enforceability with respect to any Holder of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such Holder's domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to any other Holder. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       3.5 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding, provided that the effect of such amendment or waiver is to treat all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities at the time outstanding (including securities exercisable for or convertible into Registrable

Securities), each future holder of all such securities, and the Company.

       3.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to any Holder or any permitted transferee upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Holders' part of any breach, default or noncompliance of this Agreement or any waiver on the Holders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to each Holder, shall be cumulative and not alternative.

       3.7 NOTICES, ETC. Unless otherwise provided, any notice required or permitted under this Agreement shall be given to the party to be so notified in writing and shall be deemed effective upon personal delivery, upon delivery by confirmed facsimile or electronic transmission (with duplicate original sent by United States mail), or three business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on Schedule A hereto (or, if to the Company, at the address of its principal executive offices), or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

       3.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       3.9 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, expenses and necessary disbursements in addition to any other relief to which such party may be entitled.

       3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

       3.11 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purposes of determining the availability of any right under this Agreement.

       3.12 SPECIFIC PERFORMANCE. The parties hereto agree that limitations on the purchase and sale of the Registrable Securities of the Company exist and that, for that reasons, among others, the Holders of the Registrable Securities may be irreparably damaged in the event of a breach or prospective breach of the terms and provisions of this Agreement and, therefore, the parties hereto consent to the application of equitable remedies, including, without limitation, specific performance, to enforce the terms and provisions of this Agreement. The rights granted in this Section
3.12 shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties hereto may have hereunder, at law or in equity.

       IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                             HEALTHEON CORPORATION

                                      By: /s/  Michael Long
                                         -------------------------------------
                                         Michael Long
                                         President and Chief Executive Officer



                                      Address:      4600 Patrick Henry Drive
                                                    Santa Clara, CA 95054

                                HEALTHEON CORPORATION


                                    SIGNATURE PAGE

                                          TO

                                 AMENDED AND RESTATED

                             INVESTORS' RIGHTS AGREEMENT


       The undersigned amends the Amended and Restated Investors' Rights Agreement dated October 13, 1997 and hereby executes and delivers this Amended and Restated Investors' Rights Agreement dated May ___, 1998 (the "Agreement") to which this Signature Page is attached, effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of said Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of said Agreement.



                          _____________________________________________________
                                          Name of Stockholder



                          By:__________________________________________________



                          Print Name:__________________________________________



                          Title:_______________________________________________


                                       16